SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2002

MICROSEMI CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2381 Morse Avenue, Irvine, California	92614
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (949) 221-7100

Not Applicable
(Former name or former address, if changed, since last report)

Item 5.    Other Events and Regulation FD Disclosure.

Microsemi Corporation (the “Company”) today is filing with the Securities and Exchange Commission a Schedule TO in order to initiate an offer to its employees to exchange certain of their outstanding options for the same number of new options to be granted six months and one day after expiration of the exchange offer. The new options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The only options eligible to be exchanged are those outstanding employee stock options with an exercise price of $14 or more. Options to purchase 1,877,990 shares of the Company’s common stock are eligible to be surrendered and replaced in this exchange offer. The Company’s directors and its Corporate Officers are not eligible to participate. The Schedule TO describes the exchange offer in greater detail.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

By:	/s/ DAVID R. SONKSEN David R. Sonksen, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date:  October 31, 2002